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                                                         Exhibit 23.1

                    Consent of Independent Auditors' Report

The Partners
National Auto Finance Company L.P.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Selected Consolidated Financial Data" and "Experts" in the prospectus.


KPMG Peat Marwick LLP                            /s/ KPMG Peat Marwick LLP

Fort Lauderdale, Florida
October 7, 1996